Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Montrose Environmental Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering price Per Unit	Maximum Aggregate Offering Price	Fee Rate(2)	Amount of Registration Fee(2)

Fees to be Paid	Equity	Common stock, par value $0.000004 per share	Rule 456(b) and 457(r)	(1)(2)	(1)	(1)	(3)	(3)

Fees Previously Paid		N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					(1)	(3)	(3)

	Total Fees Previously Paid					—	—	—

	Total Fee Offsets					—	—	—

	Net Fee Due					(1)	(3)	(3)

(1)

Omitted pursuant to General Instruction II.F of Form S-3. An indeterminate number and amount of securities as may be offered from time to time at indeterminate prices is being registered pursuant to this registration statement.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)	In accordance with Rule 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.